Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of JPMorgan Chase & Co. of our report dated January 20, 2004 relating to the financial statements which appears in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

July 29, 2004